EXHIBIT 23.16

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name and the use of my reports in the Registration Statement.

Date:                    May 7, 2009

/s/ James L. Pearson

Name:	James L. Pearson, P. Eng.
Title:	Associate Mining Engineer, Scott Wilson Roscoe Postle Associates Inc.